SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)           June 16, 2006
ALLIED HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia	30030

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code           (404) 373-4285
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
     On June 16, 2006, Allied Holdings, Inc. (the “Company”) entered into a Consent and Forbearance Extension Agreement, (the “Consent Agreement”) with respect to the Company’s Debtor-in-Possession Credit Agreement, as amended (the “DIP Facility”), by and among the Company and General Electric Capital Corporation, Morgan Stanley Senior Funding, Inc., and the other lenders from time to time party thereto (collectively, the “Lenders”). The Consent Agreement further extends, until July 15, 2006, the date by which the Company is required to deliver to the Lenders the Company’s audited financial statements for the fiscal year ended December 31, 2005 and other related deliveries, which are required to be delivered pursuant to the terms of the DIP Facility. In addition, the Consent Agreement also further extends, until the earlier of (a) July 15, 2006 and (b) the occurrence of any new default or event of default under the DIP Facility, the forbearance period related to the Company’s previously disclosed defaults under the DIP Facility with respect to certain financial covenants.
     Except with respect to the extension of the forbearance discussed above, the Consent Agreement does not affect the Company’s previously disclosed defaults under the DIP Facility, which defaults remain outstanding, and all other terms and conditions of the DIP Facility, as amended, remain in full force and effect.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.

Dated: June 19, 2006	By:	/s/ Thomas H. King

Name: Thomas H. King Title: Executive Vice President and Chief Financial Officer